EXHIBIT 99.1

Clearfield Saddened by Unexpected Passing of CFO Bruce Blackey

Board Names Dan Herzog Interim CFO

MINNEAPOLIS, Feb. 22, 2011 (GLOBE NEWSWIRE) -- Clearfield, Inc. (Nasdaq:CLFD) announced that its Chief Financial Officer Bruce Blackey unexpectedly passed away on Friday, February 18.

Clearfield President and CEO Cheri Beranek said, "Everyone at Clearfield is deeply saddened by this loss. Bruce was a wonderful man. Beyond being a conscientious and dedicated colleague, he was a warm, caring and well-liked person who will be widely missed both personally and professionally. Our heartfelt condolences go out to his family and friends."

Prior to joining Clearfield in 2007, Mr. Blackey served as CFO for Tiro Industries and held senior financial management positions for Conwed Plastics, McGladrey & Pullen, Norwesco, KP Manufacturing and Bemis Company Inc.

The Clearfield Board of Directors has appointed Clearfield Vice President Dan Herzog as interim CFO.

About Clearfield, Inc. Clearfield is a public company traded on NASDAQ: CLFD. More information about Clearfield, Inc., its products and its people can be found at http://www.ClearfieldConnection.com.

CONTACT: Cheri Beranek 763-476-6866
         cberanek@clfd.net